Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Shares, without par value, of CPEX Pharmaceuticals, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Date: February 24, 2011	KINGSTOWN CAPITAL MANAGEMENT L.P.

	By:	Kingstown Management GP LLC
its general partner

	By:	/s/ Michael Blitzer
Michael Blitzer Managing Member

KINGSTOWN MANAGEMENT GP LLC

	By:	/s/ Michael Blitzer
Michael Blitzer Managing Member

KINGSTOWN PARTNERS MASTER LTD.

	By:	/s/ Michael Blitzer
Michael Blitzer Director

KINGSTOWN CAPITAL PARTNERS, LLC

	By:	/s/ Michael Blitzer
Michael Blitzer Managing Member

KINGSTOWN PARTNERS II, L.P.

	By:	Kingstown Capital Partners LLC
its general partner

	By:	/s/ Michael Blitzer
Michael Blitzer Managing Member

KTOWN, LP

By:	Kingstown Capital Partners, LLC
its general partner

By:	/s/ Michael Blitzer
Michael Blitzer Managing Member

/s/ Michael Blitzer
MICHAEL BLITZER

/s/ Guy Shanon
GUY SHANON

/s/ George P. Bauer
GEORGE P. BAUER

/s/ Carol B. Bauer
CAROL B. BAUER

/s/ Bradley P. Bauer
BRADLEY P. BAUER